Exhibit 10.40

SUPPLEMENTAL LETTER

To:	PREMIER MARINE CO.
GLADIATOR SHIPPING CO.
GUARDIAN SHIPPING CO.
SEANERGY MARITIME HOLDINGS CORP.
each of Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
MH96960, the Marshall Islands
c/o 16 Grigoriou Lambraki Street
(Emporiko Kentro Premiera)
Second Floor
16674 Glyfada, Athens Greece
Fax No: +30 210 9638404
for the attention of: Chief Executive Officer

From:	UniCredit Bank AG
as Lender
7 Heraklitou Street
10673 Athens
Greece
Fax: +30 210 3640063
Attention: the Managers

25 September 2017
Dear Sirs
Facility Agreement dated 11 September 2015 (as amended and supplemented by a supplemental agreement dated 3 June 2016, a supplemental letter agreement dated 29 July 2016 and a supplemental letter agreement dated 7 March 2017, together, the "Facility Agreement") and entered into between (i) Premier Marine Co., Gladiator Shipping Co. and Guardian Shipping Co. as joint and several borrowers (together, the "Borrowers"), (ii) Seanergy Maritime Holdings Corp. as guarantor (the "Guarantor") and (iii) UniCredit Bank AG as lender (the "Lender") in respect of a term loan facility of (originally) up to US$52,704,790

We refer to the Facility Agreement. Words and expressions defined in the Facility Agreement shall have the same meaning when used in this Letter and for the purposes of this Letter.
"Effective Date" means 25 September 2017.
The Borrowers have requested the Lender's consent to defer payment of US$1,552,000, representing the Repayment Instalment falling due on 25 September 2017 (the "Deferred Amount"), to 2 October 2017 (the "Request").
The Lender agrees, with effect on and from the Effective Date, to the Request subject to the following conditions the Borrowers will pay to the Lender a non-refundable fee in an amount of US$5,000 on 2 October 2017.
1	We hereby confirm our approval, consent and acceptance of the Request above from the Effective Date, subject to the satisfaction of the conditions referred to in paragraphs (a)-(g) below.
The conditions referred to above are:

(a)
a bringdown certificate of the Secretary of the Borrowers and the Guarantor specifying the directors and officers of the Borrowers and the Guarantor, the authorised and issued share capital and the holders of the shares therein and certifying that there are no changes to the documents provided by the Borrowers and the Guarantor under schedule 2, part A, paragraphs 1.2 and 1.3 of the Facility Agreement;

(b)
the original resolutions of the directors and the shareholders of the Borrowers and the Guarantor (together, where appropriate, with signed waivers of notice of any directors' or shareholders' meetings) approving, and authorising or ratifying the execution of, this Letter and any document to be executed by the Borrowers and the Corporate Guarantor pursuant to this Letter;

(c)	an original power of attorney of the Borrowers and the Guarantor under which this Letter and any documents required pursuant to any of them are to be executed by the Borrowers and the Guarantor;
(d)
certified copies of all documents (if any) evidencing any other necessary action, approvals or consents with respect to this Letter (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(e)	an original of this Letter duly executed by the Lender and acknowledged by the Borrowers and the Guarantor; and
(f)	evidence that the process agent referred to in Clause 9 of this Letter has accepted its appointment as agent for service of process under this Letter.
2	Conditions Subsequent
The Borrower hereby undertakes to pay to the Lender, on 2 October 2017, a non-refundable fee in the amount of US$5,000 and the Borrower agrees that failure to make such payment shall constitute an Event of Default entitling the Lender to take any action referred to in clause 27.19 of the Facility Agreement.
3	Amendments to the Facility Agreement
In consideration of the agreement of the Lender contained in Clause 1 of this Letter, the Lender consents, pursuant to clause 6.1 of the Facility Agreement, to the postponement of the second Repayment Instalment from 25 September 2017 to 2 October 2017.
The above postponement does not constitute an Event of Default.
The provisions of the Facility Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:
(a) by deleting clause 6.1 thereof in its entirety and replacing it with the following new clause 6.1:
"6.1          Repayment of Loan
Save as previously repaid or prepaid, the outstanding amount of the Loan shall be $[●] and the Borrowers shall repay the Loan in the following instalments on the following dates (all of which shall be a "Repayment Instalment"):
Date	Repayment Instalment Amount ($)
2 October 2017	1,552,000

27 December 2017	1,552,000
26 March 2018	1,552,000
25 June 2018	1,552,000
25 September 2018	1,552,000
27 December 2018	1,552,000
26 March 2019	1,552,000
25 June 2019	1,552,000
25 September 2019	1,552,000
27 December 2019	1,552,000
26 March 2020	1,552,000
25 June 2020	1,552,000
25 September 2020	1,552,000
28 December 2020	30,976,790
"; and
(b)
by construing throughout all references in the Facility Agreement to "this Agreement" and all references in the Finance Documents (other than the Facility Agreement) to the "Facility Agreement" as references to the Facility Agreement as amended and supplemented by this Letter.

4	Representations and Warranties
The Borrowers and the Guarantor hereby represent and warrant to the Lender that the representations and warranties contained in clause 19 (Representations) of the Facility Agreement are true and correct on the date of this Letter and on the Effective Date as if all references therein to "this Agreement" were references to the Facility Agreement as supplemented by this Letter and as if all such representations and warranties were amended in line with Clause 3 of this Letter.  This Letter comprises the legal, valid and binding obligations of the Borrowers and the Guarantor enforceable in accordance with its terms.
5	Re-affirmation of Facility Agreement
The Borrowers and the Guarantor hereby agree that all the provisions of the Facility Agreement which have not been amended by this Letter shall be and are hereby re-affirmed and remain in full force and effect.
6	Costs and Expenses
The provisions of clause 16 (Costs and Expenses) of the Facility Agreement, as amended and supplemented by this Letter, shall apply to this Letter as if they were expressly incorporated in this Letter with any necessary modifications.
7	Notices
Clause 33 (Notices) of the Facility Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

8	Governing law
This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
9	Process Agent
The Borrowers and the Guarantor, hereby, irrevocably appoint Messrs. E.J.C Album Solicitors, presently of Landmark House, 190 Willifield Way, London, NW11 6YA, England (Attention of Mr. Edward Album Tel +44 (0) 208455 7653, Fax +44 (0) 20 8457 5558, e-mail: ejca@mitgr.com), to act as their agent to receive and accept on their behalf any process or other document relating to any proceedings in the English Courts which are connected with this Letter.
Please confirm your agreement by signing the acknowledgement below.
Yours faithfully
/s/ Borchert	/s/ Koursaris
Borchert for and on behalf of UniCredit Bank AG as Lender	Koursaris for and on behalf of UniCredit Bank AG as Lender

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms hereof.

/s/ Stamatios Tsantanis
Stamatios Tsantanis
for and on behalf of
PREMIER MARINE CO.

Date:   25       September 2017

/s/ Stamatios Tsantanis
Stamatios Tsantanis
for and on behalf of
GLADIATOR SHIPPING CO.

Date:     25      September 2017

/s/ Stamatios Tsantanis
Stamatios Tsantanis
for and on behalf of
GUARDIAN SHIPPING CO.

Date:      25     September 2017

/s/ Stamatios Tsantanis
Stamatios Tsantanis
for and on behalf of
SEANERGY MARITIME HOLDINGS CORP.

Date:     25      September 2017